UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 22, 2014, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on April 9, 2014, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 15,363,728, of which 14,625,017 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on five proposals: (i) to elect the 19 directors nominated by our board; (ii) to amend the BancFirst Corporation Stock Option Plan to extend the term of the plan from December 31, 2014 to December 31, 2019; (iii) to amend the BancFirst Corporation Non-Employee Directors’ Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 25,000 shares and to extend the term of the plan from December 31, 2014 to December 31, 2019; (iv) to amend the BancFirst Corporation Directors’ Deferred Stock Compensation Plan to extend the term of the plan from December 31, 2014 to December 31, 2019; and (v) to ratify BKD, LLP as our independent registered public accounting firm. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 21, 2014. At the meeting, the shareholders elected all 19 directors, amended all three stock plans and ratified our independent auditors.

(b)	The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares

Proposal No. 1-Election of Directors	For	Withheld	Broker Non-Votes

Dennis Brand	12,170,799	448,766	794,538
C.L. Craig, Jr.	11,802,641	816,924	794,538
William H. Crawford	12,005.908	613,657	794,538
James R. Daniel	12,170,548	449,017	794,538
F. Ford Drummond	12,383,682	235,883	794,538
K. Gordon Greer	12,169,820	449,745	794,538
Dr. Donald B. Halverstadt	11,878,441	741,124	794,538
William O. Johnstone	12,167,128	452,437	794,538
Dave R. Lopez	10,121,361	2,498,204	794,538
J. Ralph McCalmont	11,962,086	657,479	794,538
Tom H. McCasland, III	12,382,152	237,413	794,538
Ronald Norick	12,304,299	315,266	794,538
Paul B. Odom, Jr.	12,305,273	314,292	794,538
David E. Rainbolt	12,283,841	335,724	794,538
H.E. Rainbolt	12,169,210	450,355	794,538
Michael S. Samis	12,003,956	615,609	794,538
Natalie Shirley	12,375,200	244,365	794,538
Michael K. Wallace	12,028,037	591,528	794,538
G. Rainey Williams, Jr.	11,803,658	815,907	794,538

Proposal No. 2- Amend BancFirst Corporation Stock Option Plan	For	Against	Abstained	Broker Non-Votes
	9,304,620	3,188,763	126,182	794,538
Proposal No. 3- Amend BancFirst Corporation Non-Employee Directors’ Stock Option Plan	For	Against	Abstained	Broker Non-Votes
	10,017,830	2,479,123	122,612	794,538
Proposal No. 4- Amend BancFirst Corporation Directors’ Deferred Stock Compensation Plan	For	Against	Abstained	Broker Non-Votes
	12,438,974	59,139	121,452	794,538

Proposal No. 5- Ratify Independent Registered Public Accounting Firm	For	Against	Abstained	Broker Non-Votes
	13,294,272	6,545	113,286	-

Proposal No. 6- Advisory Vote to Approve Compensation of Named Executive Officers	For	Against	Abstained	Broker Non-Votes
	12,235,825	245,528	138,212	794,538

Item 7.01. Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its common stock and an Interest Payment on its BFC Capital Trust II

On May 22, 2014, BancFirst Corporation’s Board of Directors declared a $0.31 per share cash dividend on its common stock. The dividend is payable July 15, 2014, to shareholders of record on June 30, 2014. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 15, 2014, to shareholders of record on June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 28, 2014	By:	/s/ Randy Foraker
Randy Foraker Executive Vice President Interim Chief Financial Officer (Principal Financial and Accounting Officer)